UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 14, 2007
Date of Report (Date of earliest event reported)

Kid Castle Educational Corporation
(Exact name of registrant as specified in its charter)

Florida	333-39629	59-2549529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8th Floor, No. 98 Min Chuan Road
Hsien Tien, Taipei, Taiwan R.O.C.
(Address of Principal Executive Offices and Zip Code)

(011) 886-2-2218-5996
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Kid Castle Educational Corporation (the “Company”), was called to order at 9:30 a.m. (local time) on December 14, 2007 at Taipei Silicon Valley International Assembly Hall, B1, No. 207, Sec. 3, Beisin Rd., Hsien Tien City, Taipei County, Taiwan, ROC.

At the Annual Meeting, the requisite majority of shareholders approved the following matters:

1. Five persons were elected to serve on the board of directors until their respective successors are elected and qualified. The directors that were elected are: Mr. Suang-Yi Pai, Mr. Min-Tan, Yang, Mrs. Chin-Chen, Huang, Mr. Ming-Tsung, Shih and Mr. Robert, Theng.

2. The selection of Brock, Schechter & Polakoff, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005, 2006 and 2007 was approved.

3. The company’s articles of incorporation were amended and restated to increase the number of authorized shares of the Company’s common stock from 25,000,000 shares to 50,000,000 shares and to create a class of “blank check” preferred stock consisting of 10,000,000 shares that may be issued from time to time upon such terms as are approved by the board of directors.

No other business was concluded at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, who is duly authorized.

Dated: January 23, 2008

By:	/s/ Min-Tan Yang
Name: Min-Tan Yang
Title: Chief Executive Officer